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                         MEDLEY CREDIT ACCEPTANCE CORP.
                          1100 PONCE DE LEON BOULEVARD
                          CORAL GABLES, FLORIDA 33134




                                  December 24, 1997



Medley Group, Inc.
1100 Ponce de Leon Boulevard
Coral Gables, FL 33134


Gentlemen:

         This letter is being written to memorialize our agreement whereby Medley Credit Acceptance Corp., a Delaware corporation ("MCAC"), will post, for the benefit of Medley Group, Inc., a Delaware corporation ("Group"), a $1.7 million standby letter of credit (the "Letter of Credit"). MCAC has been advised by Group that the Letter of Credit is being posted for the express purpose of securing the performance of certain equipment leases concurrently being sold by Group to an unrelated third party.

         In consideration for the financial accommodation hereby being provided to Group by MCAC, Group hereby agrees to pay to MCAC, on December 24 of each year during which MCAC has financial exposure under the Letter of Credit, a cash fee equal to $150,000 per annum. In addition, Group hereby agrees to reimburse MCAC promptly for all amounts drawn under the Letter of Credit, the intent of Group and MCAC being that MCAC shall incur no financial or economic loss as a consequence of its providing Group with the financial accommodation represented by the Letter of Credit. For purposes of securing the aforementioned reimbursement obligations of Group, concurrently herewith, Group and MCAC are entering into a Stock Pledge Agreement pursuant to which, among other things, Group is pledging to, and granting MCAC a security interest in, 750,000 shares of Common Stock, $.01 par value per share, of MCAC (the "Pledged Shares") currently owned by Group. For purposes of the consummation of the transactions contemplated by this Letter Agreement and the Stock Pledge Agreement, MCAC and Group have agreed that each Pledged Share shall have a cash value of $2.50.




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Medley Group, Inc.
December 24, 1997
Page 2





         Kindly confirm your acknowledgment and acceptance of the foregoing by executing and returning the enclosed duplicate original of this Letter Agreement.

                                                Very truly yours,

                                                MEDLEY CREDIT ACCEPTANCE CORP.



                                                By:____________________________


ACKNOWLEDGED AND AGREED TO
THIS 24TH DAY OF DECEMBER, 1997:

MEDLEY GROUP, INC.



By:______________________________